Exhibit (a)(115)

Earnings Teleconference Third Quarter Ended December 31, 2010 January 21, 2011

1 FORWARD-LOOKING STATEMENTS This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company's reports, including its March 31, 2010 Form 10-K, subsequent forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law. ADDITIONAL INFORMATION This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

Strong performance in early stages of economic recovery 3Q11 Adjusted EPS* $0.80 +23% YoY Growth Same-store sales up +9% YoY Strength in manufacturing, utilities, and petrochemical customer segments Distribution Segment SSS up +9% YoY; daily sales rate up +2% sequentially Adjusted Operating Margin* 12.2% (up 110 bps YoY) Free Cash Flow* of $255 million year-to-date Adjusted Debt* reduction of $178 million year-to-date Updated FY11 Adj. EPS* guidance to $3.28 to $3.32 Represents +26% to +28% YoY growth before $0.10 of SAP costs Third Quarter Recap 2 * See attached reconciliations of non-GAAP measures

3 Resilient Performance with Strong Leverage to Economic Recovery Note: LTM = Last Twelve Months. * See attached reconciliations of non-GAAP measures. $2.91 $3.10 $3.19 $3.11 $2.96 $2.78 $2.67 $2.68 $2.85 $3.00 $3.15 $3.30 $3.7 $3.8 $3.9 $4.0 $4.1 $4.2 $4.3 $4.4 $4.5 $2.50 $2.60 $2.70 $2.80 $2.90 $3.00 $3.10 $3.20 $3.30 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10 Mar-11 Guidance Midpoint LTM Revenues ($ in billions) LTM Adjusted EPS* LTM Adj. EPS* LTM Revenue

Airgas

Strategic Products Overview

	3Q11 Organic Growth	3Q11 Seq. DSR* Growth
Total Strategic Products	+6%	-3%
Total Same-Store Sales	+9%	+1%

Strategic Products represent more than 40% of total sales and have strong growth profiles due to:

- *Favorable customer segments*
- *Application development*
- *Increasing environmental regulation*
- *Strong cross-sell*

Strategic Products	3Q11 Organic Growth	3Q11 Seq. DSR* Growth	Quarterly Sales Commentary / Long-Term Growth Accelerators
Safety Products	+8%	-1%	3Q11: YoY growth reflects improving manufacturing environment; seq. decline reflects 2Q11 inventory stocking by resale customers Long-term: Strong cross-sell, customer base under-penetrated
Bulk Gas	+10%	-1%	3Q11: YoY improvement in industrial mfg, petrochemical, and oil well services; sequential decline reflects holiday impact Long-term: Application growth, engineering solutions, sales force presence in the field
Medical Sales	+3%	-1%	3Q11: YoY and sequential reflect subdued growth in U.S. healthcare, with high unemployment impacting non-critical and elective care Long-term: Population demographics for respiratory therapy, full range of supply modes, strong cross-sell
Specialty Gas	+6%	--	3Q11: Higher YoY volumes on improvement in demand for core spec gases, including EPA protocols Long-term: Application growth, environmental regulations, enhanced capabilities
CO_2/Dry Ice	+2%	-10%	3Q11: Higher YoY volumes & new customer wins, hampered by loss of major food processing customer emerging from bankruptcy; sequential decline due to normal seasonality and loss of aforementioned customer Long-term: Food product applications, beverage market

* DSR = Daily Sales Rate

4

Airgas

Consolidated Results

($ in millions, except per share amounts)	3Q11	2Q11	Seq. Var.	3Q10	YoY Var.	YTD 3Q11	YTD 3Q10	YoY Var.
Sales	$ 1,034	$ 1,062	-3%	$ 945	+9.5%	$ 3,149	$ 2,892	+9%
Gas & Rent Sales Mix	*63.9%*	*63.9%*		*64.7%*		*64.0%*	*64.9%*	
Same-Store Sales					+9%			+8%
Price					+3%			+3%
Volume					+6%			+5%
Gas & Rent SSS					+7%			+6%
Hardgoods SSS					+11%			+10%
Acquired Sales Contribution					+1%			+1%
Gross Profit	$ 576	$ 585		$ 530		$ 1,739	$ 1,613	
Gross Margin	*55.7%*	*55.1%*	*+ 60 bps*	*56.1%*	*-40 bps*	*55.2%*	*55.8%*	*-60 bps*
Adjusted Operating Income*	$ 126	$ 128	-2%	$ 105	+20%	$ 384	$ 324	+18%
*Adjusted Operating Margin**	*12.2%*	*12.0%*	*+ 20 bps*	*11.1%*	*+ 110 bps*	*12.2%*	*11.2%*	*+ 100 bps*
SAP Implementation (Expense) Included in Adjusted Operating Income	$ (3)	$ (7)		$ (2)		$ (13)	$ (6)	
Impact on Adjusted Operating Margin	*-30 bps*	*-60 bps*		*-20 bps*		*-40 bps*	*-20 bps*	
EPS	$ 0.65	$ 0.78	-17%	$0.56	+16%	$ 2.19	$1.87	+17%
Significant Charges Included in EPS:								
Costs related to unsolicited takeover attempt	0.13	0.03		-		0.19	-	
Loss on early extinguishment of debt	-	0.01		0.05		0.03	0.07	
Multi-employer pension plan withdrawal	-	0.01		0.04		0.03	0.05	
One-time interest penalty	0.02	-		-		0.02	-	
Adjusted EPS*	$ 0.80	$ 0.83	-4%	$0.65	+23%	$ 2.46	$1.99	+24%
Weighted Average Shares Outstanding	85.9	85.6	--	83.9	+2%	85.6	83.6	+2%
Return on Capital (LTM)*						11.3%	10.2%	+ 110 bps
Free Cash Flow (YTD)*						$ 255	$289	-12%
Adjusted Debt*						$ 1,627	$1,882	

Callout on Seq. Var. -3%:
- *Two fewer selling days*
- *Daily Sales Rate +1%*

* See attached reconciliations of non-GAAP measures
Note: Certain reclassifications have been made to prior period financial statements to conform to the current presentation.

5

Airgas

Segment Results

Distribution

($ in millions)	3Q11	2Q11	Seq. Var.	3Q10	YoY Var.	YTD 3Q11	YTD 3Q10	YoY Var.
Sales	**$ 937**	**$ 944**	**-1%**	**$ 854**	**+10%**	**$ 2,813**	**$ 2,589**	**+9%**
Gas & Rent Sales Mix	*60.2%*	*59.6%*		*61.1%*		*59.9%*	*61.0%*	
Same-Store Sales					**+9%**			**+7%**
Price					+3%			+2%
Volume					+6%			+5%
Gas & Rent SSS					**+7%**			**+5%**
Hardgoods SSS					**+11%**			**+10%**
Gross Profit	$ 526	$ 524		$ 482		$ 1,567	$ 1,458	
Gross Margin	***56.1%***	***55.5%***	***+ 60 bps***	***56.4%***	***-30 bps***	***55.7%***	***56.3%***	***-60 bps***
Adjusted Operating Income*	$ 114	$ 106	+7%	$ 94	+21%	$ 328	$ 278	+18%
Adjusted Operating Margin*	***12.2%***	***11.3%***	***+ 90 bps***	***11.0%***	***+ 120 bps***	***11.6%***	***10.7%***	***+ 90 bps***
SAP Implementation (Expense) Included in Adjusted Operating Income	$ (3)	$ (7)		$ (2)		$ (13)	$ (6)	
Impact on Adjusted Operating Margin	***-30 bps***	***-70 bps***		***-20 bps***		***-50 bps***	***-20 bps***	

• Two fewer selling days
• Daily Sales Rate +2%

All Other Operations

($ in millions)	3Q11	2Q11	Seq. Var.	3Q10	YoY Var.	YTD 3Q11	YTD 3Q10	YoY Var.
Sales	**$ 106**	**$ 125**	**-16%**	**$ 96**	**+10%**	**$ 359**	**$ 321**	**+12%**
Same-Store Sales					**+10%**			**+12%**
Gross Margin	***47.9%***	***48.7%***	***-80 bps***	***49.2%***	***-130 bps***	***47.8%***	***48.3%***	***-50 bps***
Adjusted Operating Income*	$ 12	$ 21	-45%	$ 11	+10%	$ 56	$ 46	+21%
Adjusted Operating Margin*	***11.1%***	***17.1%***	***-600 bps***	***11.1%***	***--***	***15.5%***	***14.4%***	***+ 110 bps***

* See attached reconciliations of non-GAAP measures

Note: Certain reclassifications have been made to prior period financial statements to conform to the current presentation.

6

Quarterly Trend 7 * See attached reconciliations of non-GAAP measures Note: Certain reclassifications have been made to prior period financial statements to conform to the current presentation. Fiscal Quarter 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 Sales $1,120 $1,165 $1,082 $995 $982 $965 $945 $983 $1,053 $1,062 $1,034 Sales/Day $17.5 $18.2 $17.4 $15.8 $15.3 $15.1 $15.2 $15.6 $16.4 $16.6 $16.7 Seq. Chg. +3% +4% (4%) (9%) (3%) (2%) +1% +2% +5% +1% +1% SSS +7% +9% +1% (13%) (17%) (19%) (14%) (3%) +6% +9% +9% EBITDA* $188 $200 $186 $172 $164 $170 $164 $166 $190 $190 $188 EBITDA* Margin 16.8% 17.2% 17.2% 17.3% 16.7% 17.6% 17.4% 16.9% 18.1% 17.9% 18.2% FCF* $58 $54 $59 $157 $119 $105 $66 $122 $115 $74 $67 ($ in millions) 3Q11 was third consecutive quarter of strong positive Same-Store Sales (SSS); continued sequential improvement in Sales per Day EBITDA Margins preserved in difficult economy – strong 1Q11 emerging from recession, 3Q11 highest in Airgas history on revenue base still well below pre-recession levels Strong, stable Free Cash Flow

8 Capital Expenditures ($ in millions) YTD 3Q11 YTD 3Q10 Cylinders and Bulk Tanks $ 61 $ 46 Machinery and Equipment 36 36 Computers 4 5 Rental Welders 1 1 Construction-in-Process, Buildings & Land 61 79 Other ^ 18 25 TOTAL $ 181 $ 192 % of Sales 5.7% 6.6% ^ Includes Vehicles, Furniture & Fixtures and other items not specifically identified.

Airgas

4Q11 & FY11 Guidance Summary

- Guidance

	4Q11	FY11 (Updated)
Adjusted EPS*	**$0.82 to $0.86**	**$3.28 to $3.32**
YoY % Growth	+19% to +25%	+22% to +24%
Incremental SAP implementation costs included in guidance	*$0.04*	*$0.10*
YoY % Growth ex- SAP costs	*+25% to +30%*	*+26% to +28%*
Same-Store Sales Growth	**High Single Digits**	**High Single Digits**
Operating Margin		**12.0% to 12.5%**
Capex		**~5.7% of Sales**

- Assumptions
  - Tax rate 38%-39%
  - Includes SAP implementation costs
  - Includes acquisitions closed through 1/20/11
  - Excludes debt extinguishment charges, multi-employer pension plan withdrawal charges, costs and charges related to the unsolicited takeover attempt, and the one-time 3Q11 interest penalty

Ahead of schedule on mid-term earnings goal of $4.20+ per share in calendar 2012

* See attached reconciliations of non-GAAP measures

9

Path to 4Q11 Adjusted EPS Guidance & Resulting FY11 Adjusted EPS Guidance Guidance excludes debt extinguishment charges, multi-employer pension plan withdrawal charges, costs and charges related to unsolicited takeover attempt, and the one-time 3Q11 interest penalty 10 Path to 4Q11 & FY11 EPS Guidance * See attached reconciliations of non-GAAP measures 3Q11 Adjusted EPS* $0.80 2 Additional Selling Days / Loss of Holiday Impact 0.05 - 0.06 Seasonality (CO2, Dry Ice, and Red-D-Arc) (0.01 - 0.02) SAP Implementation (0.03) 0.02 - 0.04 ( +3% to +5% ) 4Q11 Adj. EPS Guidance* $0.82 - $0.86 FY11 Adj. EPS Guidance* $3.28 - $3.32 Business Growth / Operating Efficiencies

Appendix

12 Customer Segments (% of Total Sales*) Products (% of Total Sales*) (10%) (9%) (6%) (3%) (23%) (30%) (7%) (4%) (3%) (2%) (3%) Gas/Rent (65%) Industrial (30%) Ammonia/Refrigerants (5%) Bulk (10%) Medical (9%) Specialty Gas (6%) CO2 / Dry Ice (5%) Hardgoods (35%) Safety Products (12%) Filler Metals (8%) Equipment (4%) Other** (11%) Strategic Products Segment / Product Overview Medical Food & Beverage Analytical Industrial Manufacturing Repair & Maintenance Petrochemical Retail/Wholesale Utilities Transportation Other Denotes higher concentration of corresponding product sales within customer segment. * Based on FY10 sales. ** Includes MRO supplies, abrasives, construction-related tools. Energy & Infrastructure Construction GDP+ Growth More than 1 million customers No customer > 0.5% of sales GDP+ growth customer segments ~28% of sales Strategic Products ~ 42% of sales

Airgas

Non-GAAP Reconciliations:
Adjusted Earnings Per Diluted Share & Earnings Guidance

	Three Months Ended		
	Dec. 31, 2010	Sep. 30, 2010	Dec. 31, 2009
Earnings per diluted share	$ 0.65	$ 0.78	$ 0.56
Adjustments to earnings per diluted share:			
Costs related to unsolicited takeover attempt	0.13	0.03	-
Losses on the extinguishment of debt	-	0.01	0.05
Multi-employer pension plan withdrawal charges	-	0.01	0.04
One-time interest penalty	0.02	-	-
Adjusted earnings per diluted share	**$ 0.80**	**$ 0.83**	**$ 0.65**

	Three Months Ended Mar. 31, 2010	(Guidance Range) Three Months Ending March 31, 2011				Year Ended March 31, 2010	(Guidance Range) Year Ending March 31, 2011			
		Low	YoY Change	High	YoY Change		Low	YoY Change	High	YoY Change
Earnings per diluted share	$ 0.47	$ 0.82		$ 0.86		$ 2.34	$ 3.01		$ 3.05	
Adjustments to earnings per diluted share:										
Costs related to unsolicited takeover attempt	0.18	-		-		0.18	0.19		0.19	
Losses on the extinguishment of debt	0.07	-		-		0.14	0.03		0.03	
Multi-employer pension plan withdrawal charges	-	-		-		0.05	0.03		0.03	
Non-recurring tax benefit	(0.03)	-		-		(0.03)	-		-	
One-time interest penalty	-	-		-		-	0.02		0.02	
Adjusted earnings per diluted share	**$ 0.69**	**$ 0.82**	**19%**	**$ 0.86**	**25%**	**$ 2.68**	**$ 3.28**	**22%**	**$ 3.32**	**24%**

Guidance for adjusted earnings per diluted share excludes debt extinguishment charges, multi-employer pension plan withdrawal charges, costs and charges related to the unsolicited takeover attempt, and the one-time interest penalty. Adjustments to earnings per diluted share guidance for the year ending March 31, 2011, reflect charges and costs recognized through December 31, 2010.

The Company believes that adjusted earnings per diluted share provides investors meaningful insight into the Company's earnings performance without the impact of debt extinguishment charges, multi-employer pension plan withdrawal charges, costs and charges related to Air Products' unsolicited takeover attempt, and the one-time interest penalty. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies.

13

Airgas

Non-GAAP Reconciliations:
Adjusted Earnings Per Diluted Share – Quarterly & LTM

	Three Months Ended													
	Sep. 30, 2007	Dec. 31, 2007	Mar. 31, 2008	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Mar. 31, 2010	Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010
Earnings per diluted share	$ 0.60	$ 0.67	$ 0.76	$ 0.81	$ 0.86	$ 0.76	$ 0.68	$ 0.66	$ 0.65	$ 0.56	$ 0.47	$ 0.76	$ 0.78	$ 0.65
Adjustments to earnings per diluted share:														
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	0.18	0.03	0.03	0.13
Losses on the extinguishment of debt	-	-	-	-	-	-	-	-	0.02	0.05	0.07	0.02	0.01	-
Multi-employer pension plan withdrawal charges	-	-	-	-	-	-	-	-	0.01	0.04	-	0.02	0.01	-
Acquisition integration expense	0.04	-	-	-	-	-	-	-	-	-	-	-	-	-
National Welders conversion charge	0.03	-	-	-	-	-	-	-	-	-	-	-	-	-
Income tax benefit	-	-	-	-	-	-	-	-	-	-	(0.03)	-	-	-
One-time interest penalty	-	-	-	-	-	-	-	-	-	-	-	-	-	0.02
Adjusted earnings per diluted share	**$ 0.67**	**$ 0.67**	**$ 0.76**	**$ 0.81**	**$ 0.86**	**$ 0.76**	**$ 0.68**	**$ 0.66**	**$ 0.68**	**$ 0.65**	**$ 0.69**	**$ 0.83**	**$ 0.83**	**$ 0.80**

	Twelve Months Ended										
	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Mar. 31, 2010	Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010
Earnings per diluted share	$ 2.84	$ 3.10	$ 3.19	$ 3.11	$ 2.96	$ 2.75	$ 2.55	$ 2.34	$ 2.44	$ 2.57	$ 2.66
Adjustments to earnings per diluted share:											
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	0.18	0.21	0.24	0.37
Losses on the extinguishment of debt	-	-	-	-	-	0.02	0.07	0.14	0.16	0.15	0.10
Multi-employer pension plan withdrawal charges	-	-	-	-	-	0.01	0.05	0.05	0.07	0.07	0.03
Acquisition integration expense	0.04	-	-	-	-	-	-	-	-	-	-
National Welders conversion charge	0.03	-	-	-	-	-	-	-	-	-	-
Income tax benefit	-	-	-	-	-	-	-	(0.03)	(0.03)	(0.03)	(0.03)
One-time interest penalty	-	-	-	-	-	-	-	-	-	-	0.02
Adjusted earnings per diluted share	**$ 2.91**	**$ 3.10**	**$ 3.19**	**$ 3.11**	**$ 2.96**	**$ 2.78**	**$ 2.67**	**$ 2.68**	**$ 2.85**	**$ 3.00**	**$ 3.15**

The Company believes that adjusted earnings per diluted share provides investors meaningful insight into the Company's earnings performance without the impact of debt extinguishment charges, multi-employer pension plan withdrawal charges, costs and charges related to Air Products' unsolicited takeover attempt, Linde acquisition integration expenses, National Welders conversion charge, income tax benefits, and the one-time interest penalty. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies.

14

Airgas

Non-GAAP Reconciliations:
Adjusted Operating Income & Adjusted Operating Margin

Consolidated Airgas	Three Months Ended						Nine Months Ended	
($ in thousands)	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010
Net sales	$ 981,991	$ 965,091	$ 944,763	$ 1,052,656	$ 1,061,663	$ 1,034,464	$ 2,891,845	$ 3,148,783
Operating income	$ 107,909	$ 109,817	$ 99,989	$ 122,751	$ 121,765	$ 108,366	$ 317,715	$ 352,882
Operating margin	11.0%	11.4%	10.6%	11.7%	11.5%	10.5%	11.0%	11.2%
Plus:								
Costs related to unsolicited takeover attempt	-	-	-	3,787	4,687	17,558	-	26,032
Multi-employer pension plan withdrawal charges	-	1,700	4,950	3,204	1,419	-	6,650	4,623
Adjusted operating income	**$ 107,909**	**$ 111,517**	**$ 104,939**	**$ 129,742**	**$ 127,871**	**$ 125,924**	**$ 324,365**	**$ 383,537**
Adjusted operating margin	**11.0%**	**11.6%**	**11.1%**	**12.3%**	**12.0%**	**12.2%**	**11.2%**	**12.2%**

Distribution Segment	Three Months Ended						Nine Months Ended	
($ in thousands)	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010
Net sales	$ 874,592	$ 860,268	$ 854,477	$ 931,840	$ 944,285	$ 936,704	$ 2,589,337	$ 2,812,829
Operating income	$ 89,749	$ 92,388	$ 89,306	$ 103,844	$ 105,302	$ 114,176	$ 271,443	$ 323,322
Operating margin	10.3%	10.7%	10.5%	11.1%	11.2%	12.2%	10.5%	11.5%
Plus:								
Multi-employer pension plan withdrawal charges	-	1,700	4,950	3,204	1,163	-	6,650	4,367
Adjusted operating income	**$ 89,749**	**$ 94,088**	**$ 94,256**	**$ 107,048**	**$ 106,465**	**$ 114,176**	**$ 278,093**	**$ 327,689**
Adjusted operating margin	**10.3%**	**10.9%**	**11.0%**	**11.5%**	**11.3%**	**12.2%**	**10.7%**	**11.6%**

All Other Operations Segment	Three Months Ended						Nine Months Ended	
($ in thousands)	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010
Net sales	$ 113,023	$ 111,599	$ 96,134	$ 128,365	$ 125,468	$ 105,575	$ 320,756	$ 359,408
Operating income	$ 18,160	$ 17,429	$ 10,683	$ 22,694	$ 21,150	$ 11,748	$ 46,272	$ 55,592
Operating margin	16.1%	15.6%	11.1%	17.7%	16.9%	11.1%	14.4%	15.5%
Plus:								
Multi-employer pension plan withdrawal charges	-	-	-	-	256	-	-	256
Adjusted operating income	**$ 18,160**	**$ 17,429**	**$ 10,683**	**$ 22,694**	**$ 21,406**	**$ 11,748**	**$ 46,272**	**$ 55,848**
Adjusted operating margin	**16.1%**	**15.6%**	**11.1%**	**17.7%**	**17.1%**	**11.1%**	**14.4%**	**15.5%**

The Company believes the above adjusted operating margin computations help investors assess the Company's operating performance without the impact of charges associated with the Company's withdrawal from multi-employer pension plans, and costs and charges related to Air Products' unsolicited takeover attempt. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted operating margin computations may be different from the adjusted operating margin computations provided by other companies.

15

Airgas

Non-GAAP Reconciliations:

Adjusted Cash from Operations, Adjusted Capital Expenditures & Free Cash Flow

(Amounts in thousands)	Three Months Ended											Nine Months Ended	
	Jun. 30, 2008	**Sep. 30, 2008**	**Dec. 31, 2008**	**Mar. 31, 2009**	**Jun. 30, 2009**	**Sep. 30, 2009**	**Dec. 31, 2009**	**Mar. 31, 2010**	**Jun. 30, 2010**	**Sep. 30, 2010**	**Dec. 31, 2010**	**Dec. 31, 2010**	**Dec. 31, 2009**
Net cash (used) provided by operating activities	$ 128,619	$ 141,623	$ 143,196	$ 169,329	$ 162,259	$ 137,511	$ 111,965	$ 188,312	$ (129,679)	$ 113,122	$ 104,982	$ 88,425	$ 411,735
Adjustments to cash (used) provided by operating activities:													
Cash used by the securitization of trade receivables	-	-	-	48,600	15,900	22,800	4,800	(27,100)	295,000	-	-	295,000	43,500
Stock issued for employee stock purchase plan	3,934	4,168	4,133	4,272	3,888	3,871	3,577	4,092	3,580	3,794	3,641	11,015	11,336
Tax benefit realized from the exercise of stock options	7,280	1,174	2,076	1,316	1,334	1,387	1,103	11,620	1,952	2,334	2,087	6,373	3,824
Cash expenditures related to unsolicited takeover attempt	-	-	-	-	-	-	-	963	1,483	7,723	8,853	18,059	-
Adjusted cash from operations	**139,833**	**146,965**	**149,405**	**223,517**	**183,381**	**165,569**	**121,445**	**177,887**	**172,336**	**126,973**	**119,563**	**418,872**	**470,395**
Capital expenditures	(85,564)	(99,635)	(97,087)	(69,626)	(67,312)	(64,053)	(60,309)	(61,154)	(61,121)	(56,216)	(63,185)	(180,522)	(191,674)
Adjustments to capital expenditures:													
Proceeds from sales of plant and equipment	3,329	1,483	6,786	2,762	2,510	3,185	3,194	5,577	3,338	3,110	4,181	10,629	8,889
Operating lease buyouts	-	5,575	-	-	-	-	1,687	-	-	-	6,418	6,418	1,687
Adjusted capital expenditures	**(82,235)**	**(92,577)**	**(90,301)**	**(66,864)**	**(64,802)**	**(60,868)**	**(55,428)**	**(55,577)**	**(57,783)**	**(53,106)**	**(52,586)**	**(163,475)**	**(181,098)**
Free Cash Flow	**$ 57,598**	**$ 54,388**	**$ 59,104**	**$ 156,653**	**$ 118,579**	**$ 104,701**	**$ 66,017**	**$ 122,310**	**$ 114,553**	**$ 73,867**	**$ 66,977**	**$ 255,397**	**$ 289,297**

The Company believes that free cash flow and adjusted cash from operations provide investors meaningful insight into the Company's ability to generate cash from operations, which is available for servicing debt obligations and for the execution of its business strategy, including acquisitions, the prepayment of debt, the payment of dividends, or to support other investing and financing activities. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our free cash flow and adjusted cash from operations metrics may be different from free cash flow and adjusted cash from operations metrics provided by other companies.

16

Airgas

Non-GAAP Reconciliations:
Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA

($ in thousands)

	Three Months Ended										
	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Mar. 31, 2010	Jun. 30, 2010	Sep. 30, 2010	Dec. 31, 2010
Net sales	$ 1,119,944	$ 1,165,189	$ 1,081,518	$ 994,827	$ 981,991	$ 965,091	$ 944,763	$ 983,308	$ 1,052,656	$ 1,061,663	$ 1,034,464
Operating income	$ 134,856	$ 144,983	$ 130,522	$ 114,506	$ 107,909	$ 109,817	$ 99,989	$ 81,883	$ 122,751	$ 121,765	$ 108,366
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	23,435	3,787	4,687	17,558
Multi-employer pension plan withdrawal charges	-	-	840	-	-	1,700	4,950	-	3,204	1,419	-
Adjusted operating income	134,856	144,983	131,362	114,506	107,909	111,517	104,939	105,318	129,742	127,871	125,924
Depreciation and amortization	53,504	55,010	54,740	57,541	56,399	58,124	59,453	60,973	60,467	62,424	62,361
Adjusted EBITDA	**$ 188,360**	**$ 199,993**	**$ 186,102**	**$ 172,047**	**$ 164,308**	**$ 169,641**	**$ 164,392**	**$ 166,291**	**$ 190,209**	**$ 190,295**	**$ 188,285**
Adjusted EBITDA Margin	**16.8%**	**17.2%**	**17.2%**	**17.3%**	**16.7%**	**17.6%**	**17.4%**	**16.9%**	**18.1%**	**17.9%**	**18.2%**

The Company believes the above adjusted EBITDA and adjusted EBITDA margin computations help investors assess the Company's operating performance without the impact of charges associated with the Company's withdrawal from multi-employer pension plans and costs related to Air Products' unsolicited takeover attempt. Non-GAAP metrics should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted EBITDA and adjusted EBITDA margin metrics may be different from the adjusted EBITDA and adjusted EBITDA margin metrics provided by other companies.

17

Non-GAAP Reconciliations: Return on Capital, Adjusted Debt, & Net Debt 18 The Company believes this return on capital computation helps investors assess how effectively the Company uses the capital invested in its operations. Our management uses return on capital as one of the metrics for determining employee compensation. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our return on capital computation information may be different from the return on capital computations provided by other companies. Prior to April 1, 2010, the Company used adjusted debt to provide investors with a more meaningful measure of the Company’s debt obligations by adjusting for funds received under the trade receivables securitization program, the outstanding amounts of which were previously not recognized on the Company’s balance sheet. On April 1, 2010, the Company adopted new accounting guidance which affected the presentation of its trade receivables securitization program. Under the new guidance, proceeds received under the securitization are treated as secured borrowings, and therefore are reflected on the balance sheet. Previously, they were treated as proceeds from the sale of trade receivables. Return on Capital ($ in thousands) December 31, 2010 December 31, 2009 Adjusted Operating Income - Trailing Four Quarters 488,860 $ 438,871 $ Five Quarter Average of Total Assets $ 4,686,964 4,398,785 $ Five Quarter Average of Securitized Trade Receivables 112,580 301,500 Five Quarter Average of Current Liabilities (exclusive of debt) (468,398) (415,552) Five Quarter Average Capital Employed 4,331,146 $ 4,284,733 $ Return on Capital 11.3% 10.2% Adjusted Debt December 31, March 31, December 31, (In thousands) 2010 2010 2009 Total book debt 1,626,714 $ 1,509,639 $ 1,614,173 $ Securitization of trade receivables - 295,000 267,900 Adjusted debt 1,626,714 $ 1,804,639 $ 1,882,073 $ Adjusted debt (reduction) fiscal year-to-date (177,925) $ Adjusted debt (reduction) since 12/31/09 (255,359) $